Exhibit 5.2

July 6, 2020

Petróleo Brasileiro S.A.— Petrobras
Avenida República do Chile, 65
20031-912 Rio de Janeiro – RJ
Brazil

Petrobras Global Finance B.V.
Weena 762
3014 DA Rotterdam
The Netherlands

Ladies and Gentlemen:

I am the General Counsel of Petróleo Brasileiro S.A. — Petrobras (“Petrobras”), a sociedade de economia mista organized under the laws of the Federative Republic of Brazil (“Brazil”). This opinion is being furnished to you in connection with the preparation and filing by Petrobras and its wholly-owned subsidiary, Petrobras Global Finance B.V., a company incorporated with limited liability under the laws of The Netherlands (“PGF”), of a registration statement on Form F-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the guaranty (the “Guaranty”) for the 5.093% Global Notes due 2030 (the “Notes”) dated September 18, 2019, by and between Petrobras, as the guarantor, and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”). The Notes are to be issued by PGF on the settlement date of the exchange offer described in the prospectus constituting a part of the Registration Statement (the “Exchange Offer”) under the indenture, dated September 18, 2019, by and among PGF, Petrobras, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch (the “Indenture” and, together with the Guaranty, the “Transaction Documents”).

For the purpose of rendering this opinion, I have examined the execution copies or copies certified to my satisfaction of the following documents:

(i)	the Indenture;

(ii)	the Guaranty;

(iii)	the Estatuto Social of Petrobras;

(iv)	resolution of the board of directors of Petrobras authorizing the signing of each Transaction Document to which Petrobras is a party; and

(v)	such other documents, records and matters of law as I have deemed necessary;

In rendering the foregoing opinions, I have assumed the authenticity of all documents represented to me to be originals, the conformity to original documents of all copies of documents submitted to me, the accuracy and completeness of all corporate records made available to me and the genuineness of all signatures that purport to have been made in a corporate, governmental, fiduciary or other capacity, and that the persons who affixed such signatures had authority to do so.

Based on the foregoing and subject to the qualifications and limitations hereinafter specified, I am of the opinion that:

(i)	Petrobras has been duly incorporated and is validly existing as a corporation (sociedade de economiamista) under the laws of Brazil.

(ii)	Petrobras has all power and authority to enter into and perform its obligations under the Guaranty.

(iii)	The execution, delivery and performance of the Guaranty has been duly authorized by the board of directors of Petrobras and, when the Notes have been duly executed by PGF and authenticated by the Trustee in accordance with the Indenture, and duly issued and delivered by PGF in exchange for the securities subject to the Exchange Offer, the Guaranty will be valid, binding and enforceable obligations of Petrobras.

I express no opinion as to any matter which may be, or which purports to be, governed by the laws of any jurisdiction other than the laws of Brazil.

This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

I hereby consent to the use of my name in the prospectus constituting a part of the Registration Statement, and in any amendments and prospectus supplements related thereto, under the heading “Validity of Securities” as counsel who has passed on specific opinions based on Brazilian law and relating to the Notes, the Indenture and the Guaranty, and to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

Very Truly Yours,

/s/ Taisa Oliveira Maciel
Taisa Oliveira Maciel
General Counsel
General Counsel of Petrobras